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EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Place of Incorporation
Ticketmaster	Delaware
Ticketmaster Group, Inc.	Illinois
Ticketmaster Multimedia Holdings, Inc.	Delaware
Ticketmaster L.L.C.	Delaware
Ticketmaster Corporation	Illinois
Ticketmaster-Indiana, L.L.C.	Delaware
Ticketmaster Indiana Holdings Corp.	Indiana
Ticketmaster-Indiana JV	Indiana
Ticketmaster Co., Inc.	Delaware
Ticketmaster AT, LLC	Colorado
Ticketmaster New Ventures Holdings, Inc.	Delaware
The Ticket Shop Limited	Ireland
Ticketmaster New Ventures Ltd.	Cayman Islands
Réseau Admission, Ltd.	Quebec, Canada
Microflex 2001, L.L.C.	Delaware
Ticketron Australia Pty Ltd.	Australia
Ticketmaster Pacific Acquisitions, Inc.	Delaware
Ticketmaster Canada Ltd.	Canada
Worldwide Ticket Systems, Inc.	Washington
Cinema Acquisition, L.L.C.	Delaware
Ticketmaster Cinema Group, Ltd.	Delaware
Pacer/CATS/CCS	Delaware
CCS Cinema Computer-Systems Co.	Delaware
CCS-Computel Computer-Systeme GmbH	Germany
CCS Cinema Computer Systems Co. & Co. oHG	Germany
CCS Cinema Computer Systems GmbH & Co. oHG	Germany
CCS Cinema Computer Systems SARL	France
Ticketmaster France Holdings Co. EURL	France
TM Number One Limited	United Kingdom
Ticketmaster UK Limited	United Kingdom
FC1013 Limited	United Kingdom
Synchro Systems Limited	United Kingdom
Billetservice AS	Norway
Match.com, Inc.	Delaware
CityAuction, Inc.	California
TM VISTA, Inc. (formerly 2b Technology, Inc.)	Virginia
Sidewalk.com, Inc.	Nevada
TicketWeb, Inc.	Delaware
Citysearch Canada Inc.	Ontario, Canada
Ticketmaster Online-Citysearch Canada, Ltd.	Ontario, Canada
Ticketmaster Online-Citysearch UK Limited	United Kingdom

Ticketweb (UK) Ltd. (wholly-owned through TicketWeb, Inc.)	United Kingdom
ReserveAmerica Holdings Inc.	Ontario, Canada
ReserveAmerica U.S. Holdings Inc.	Delaware
ReserveAmerica CA Inc.	Delaware
ReserveAmerica Inc.	Delaware
ReserveAmerica ON Inc.	Ontario, Canada
Ticketmaster California Gift Certificates L.L.C.	California
Ticketmaster Florida Gift Certificates L.L.C.	Florida
Ticketmaster Georgia Gift Certificates L.L.C.	Georgia
Ticketmaster West Virginia Gift Certificates L.L.C.	West Virginia

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EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT